                                                                   Exhibit 10.14


                          QUALITY CARE SOLUTIONS, INC.

                            QMACS(TM) SOFTWARE LICENSE

This License is made and entered by and between Quality Care Solutions, Inc, a Nevada corporation with it's principal place of business at 5030 E. Sunrise Drive, Phoenix, AZ 85044 (hereinafter referred to as "QCSI"), and Altius Health Plans, a Utah corporation with it's principal place of business at 10421 South Jordan Gateway, Ste 400, South Jordan, UT 84095 (hereinafter referred to as "CLIENT").
                               TERMS & CONDITIONS

I.       QMACS(TM) SOFTWARE LICENSE GRANT

         a) Grant of License. QCSI hereby grants to CLIENT a non-exclusive, non-transferable license ("License") to use QMACS(TM) Software and QMACS(TM) Documentation. This License is expressly made and granted subject to the terms, conditions, limitations and restrictions as set forth herein.

         b) Fees. To maintain its License hereunder, CLIENT shall pay to QCSI all fees and costs as provided in Exhibit A to this License. Provided that all fees and costs are paid timely, and CLIENT complies with the terms and conditions of this License, the initial term of this License shall be for a period of three (3) years beginning on the first day of the month after the date of execution of this License. Thereafter, the term of this License shall automatically be extended for consecutive additional terms of one (1) year each, unless either party provides the other with written notice of such party's intention not to extend the term at least one hundred twenty
                  (120) days prior to the end of the initial term or any subsequent term. At such time, the license can be extended for an additional sixty (60) days or upon mutual agreement of the parties on a month to month basis while CLIENT converts to another system.

         c) Sole Use. This license authorizes CLIENT to use QMACS(TM) only for CLIENT's own internal purposes. CLIENT shall not allow any third party to access, copy or use QMACS(TM) or QMACS(TM) Documentation, nor shall it use QMACS(TM) to provide time-sharing or data processing services to a third party without a separate written agreement with QCSI. CLIENT may allow University of Utah Health Network (UUHN) and Utah Valley Physicians Network (UVPN) to provide ability to issue Prior Authorizations using QMACS(TM) and for View purposes only. Any other additions to use of QMACS(TM) for delegated partners or contracted vendors needs prior written approval by QCSI.

         d) Ownership/Derivative Works/Safeguard. QMACS(TM) Software, documentation, training materials, plans, prices, configurations, specifications, techniques, algorithms, schemas, screen prints and processes contained herein, or any modification, extraction, or extrapolations thereof, are the property and trade secrets of QCSI and are subject to copyright protections. Any copyright notice does not imply unrestricted or public access. No duplication, usage, disclosure, or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this license or other written permission of QCSI. CLIENT shall include in all copies made by it notices of copyright and other proprietary rights included by QCSI in or on the QMACS(TM) Software and Documentation provided to CLIENT. All copies of QMACS(TM) Documentation are provided to CLIENT only for the duration of this License and only for the purpose of facilitating the use by CLIENT of QMACS(TM). CLIENT specifically agrees that any derivative works or modifications of QMACS(TM) shall be the property of QCSI and CLIENT hereby assigns all title and ownership interest therein to QCSI. Derivative works are any modifications of QMACS(TM) Software or work, which is based on QMACS(TM) Software source or object code, or which requires QMACS(TM) Software to function. Such derivative works shall be deemed to be QMACS(TM) for the purposes of this License. QCSI's representations, warranties and liabilities shall not extend to derivative works and modifications. CLIENT agrees to safeguard all code against non-licensed use, copying, transfer or inspection by any third party. CLIENT shall require all persons and entities to whom CLIENT has granted authority to save data or who have access to any Executable Code to execute and submit to QCSI a confidentiality agreement.

         e) Breach. In the event of a breach or the threat of a breach of this License, QCSI, in addition to any other remedies it may have at law or in equity, shall be entitled to a restraining order, preliminary injunction, and other appropriate relief so as to specifically enforce the terms of this License, and any other agreement entered into in conjunction with this license. CLIENT agrees that a breach of this License would cause QCSI irreparable injury. This License may be terminated with ninety
                  (90) days prior written notice if either Party fails to comply with the terms, conditions or any covenant under this License and fails to perform or cure the same within forty-five (45) days of receipt of written notice.

         f) Loss or Damages to QMACS(TM) Software and QMACS(TM) Documentation. In the event of loss, damage, or destruction of any of the QMACS(TM) Software or QMACS(TM) Documentation, it will be replaced by QCSI at the written request of CLIENT. CLIENT shall pay QCSI's reasonable reproduction and delivery expenses for such replacement.

         g) Obligations Upon Termination. Upon expiration or termination of the License, all Copies of QMACS(TM) Software and QMACS(TM) Documentation shall promptly be delivered to QCSI or destroyed by CLIENT, and CLIENT shall certify the same in writing within ninety (90) days.

         h) Standard Support. CLIENT shall receive standard support, as defined by QCSI policies and procedures, during the term of this License.


(c) Quality Care Solutions, Inc.              Page 1
Software License
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
                  CLIENT shall have option to purchase additional or extended support as mutually agreed by QCSI and Client.




II.      MISCELLANEOUS

         a) QMACS(TM) Software and Documentation. QCSI will deliver at least one machine-readable copy (QMACS(TM) Executable Code form) of each program for each QMACS(TM) module in accordance with QMACS(TM) Documentation. QCSI agrees to provide one (1) hardcopy and one (1) electronic copy of QMACS(TM) Documentation corresponding to each module to CLIENT as such Documentation is published or updated. At CLIENT's option, CLIENT may purchase additional hardcopies of Documentation from QCSI at QCSI's list price in effect from time to time.

         b) QMACS(TM) Standard Reports. QCSI will deliver a limited set of standard reports with the Software. CLIENT acknowledges that third-party report writing software tools are required to create new reports or modify QCSI's standard reports. The license fee, support and training cost for third-party report writing tools are not included in this License and must be acquired separately. CLIENT acknowledges that QCSI's standard reports are templates and examples of reports QCSI has developed for non-specific use. The CLIENT acknowledges responsibility for the design, development and production of its own reports, documents, letters and identification cards to be used in conjunction with the Software. CLIENT agrees the delivery of QMACS(TM) Standard Reports meets any report production requirements of CLIENT. Training on reports provided by QCSI will be limited to use of Crystal Reports, Report Administrator and QCSI standard reports as they apply to QCSI's standard report set.

         c) Electronic Data Interface (EDI) Engine. QCSI will deliver a method to facilitate electronic data import and export to and from the QMACS(TM) database using the HIPAA mandated X.12 ASC Format.

         d) Reference Data. QCSI agrees to provide the minimal reference data as required to configure and test QMACS(TM) Software. QCSI agrees to provide and maintain for CLIENT the reference data as outlined in EXHIBIT B, Scope of Services. For any other reference data CLIENT is responsible for the annual procurement, update and maintenance of all reference data. QCSI agrees to provide the data table structure and interface method to facilitate loading, editing and maintenance of reference data required to operate QMACS(TM).

         e) Software Modification Pursuant to Governmental Regulation. After written notice to QCSI, CLIENT shall be entitled to receive, without additional charge, such modifications to QMACS(TM) Software as are required to reflect any mandatory changes in federal government managed care regulations that are applicable where CLIENT is utilizing the QMACS(TM) Software. CLIENT agrees to provide said regulatory requirement information to QCSI no later than ninety (90) days prior to its effective date. QCSI shall provide only a single solution to any given mandatory change, which is required by the appropriate controlling government agency. Such solution will satisfy the mandatory change required by appropriate controlling government agency.

         f) Escrow Statement. QCSI shall maintain a copy of the most recent Source Code for QMACS(TM) Software with Ft. Knox Escrow Services Inc. or a trustee mutually acceptable to QCSI and CLIENT. In the event QCSI becomes insolvent, makes an assignment of assets for the benefit of creditors, has a trustee or receiver appointed (either voluntary or involuntarily), is adjudicated bankrupt, or involuntary bankrupt proceedings are commenced against QCSI or receiver, or commences any dissolution or liquidation proceedings, then the trustee shall be directed to deliver the Source Code to CLIENT. In the event that QCSI does not resolve reproducible, critical Anomalies as defined in EXHIBIT E within a mutually agreed upon timeframe, CLIENT may obtain access to QCSI's Source Code held in escrow by trustee. CLIENT shall provide written notification to both QCSI and trustee of intention to access Source Code. QCSI shall notify CLIENT who the appointed trustee is, and give notice prior to any of the actions mentioned herein. CLIENT shall reimburse QCSI for any costs of Source Code escrow, escrow maintenance or Source Code access.


III.     LIMITED WARRANTY, PATENT, AND COPYRIGHT INFRINGEMENT

         a) Limited Warranty. QCSI warrants that it shall remedy any Anomaly within QCSI's support policy response time after notification is received from CLIENT. Upon receipt of CLIENT's notice that the Software is not functioning according to the QMACS(TM) Documentation, QCSI will, without additional cost to CLIENT, provide the technical and/or programming resources, including personnel with the requisite expertise, necessary to address and correct the problem provided that QCSI can replicate the reported problem using CLIENT supplied data in a standard computing environment. This warranty is conditional upon CLIENT's computing environment being consistent with QCSI's recommended hardware and software specifications and in good working order and further provided that the Software has been properly used and has not been modified and/or serviced by an entity other than QCSI. QCSI does not warrant that the QMACS(TM) Software will meet CLIENT's requirements or will operate in the combinations which may be selected for use by CLIENT, or that the operation of the QMACS(TM) Software will be uninterrupted or error free. This warranty does not extend to QMACS(TM) Software modified by CLIENT or for Anomalies due to CLIENT misuse or third-party products. QCSI's warranty covers only service to correct Anomalies reported during the term of this License.

         b) NO OTHER WARRANTIES. THE FOREGOING IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED. QCSI HEREBY DISCLAIMS ALL WARRANTIES NOT EXPRESSLY SET FORTH IN THIS LICENSE INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                     Page 2
(c) Quality Care Solutions, Inc.
Software License
Rev. 02/16/99

                  CLIENT HEREBY DISCLAIMS ANY RELIANCE ON ANY WARRANTY OR REPRESENTATION NOT EXPRESSLY SET FORTH IN THIS LICENSE.

         c) NO LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT WILL QCSI BE LIABLE FOR ANY DAMAGES CAUSED BY CLIENT'S FAILURE TO PERFORM CLIENT'S RESPONSIBILITIES, OR FOR ANY LOST PROFITS, LOST SAVINGS, LOSS OF DATA, LOSS OF USE OF THE QMACS(TM), COSTS OF RECREATING LOST DATA, OR ANY OTHER INDIRECT, SPECIAL OR OTHER CONSEQUENTIAL DAMAGES, EVEN IF QCSI HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST CLIENT BY ANY OTHER PARTY.

         d) LIMITATIONS ON LIABILITY AND REMEDIES. QCSI's AGGREGATE LIABILITY FOR DAMAGES TO CLIENT FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, INCLUDING CONTRACT, TORT, COMPUTER MALPRACTICE, PRODUCTS LIABILITY, STRICT LIABILITY, OR OTHERWISE SHALL BE LIMITED TO THE AMOUNT OF THE IMPLEMENTATION FEES PAID TO QCSI.

         e) Time Limitations. No action, regardless of form, arising out of this license may be brought by CLIENT later than two (2) years after the cause of action has arisen.

         f) Indemnification. QCSI promises to indemnify CLIENT, at QCSI's expense, against any claim that QMACS(TM) Software infringes on a valid patent, copyright, or trade secret in the United States. QCSI will also pay all costs, damages, and attorney's fees that a court finally awards as a result of such claim, to the limit of QCSI's liability as determined by the court. QCSI's duties under this section are conditioned upon the following:

                           1) CLIENT shall give QCSI prompt written notice of any actual or threatened claim.

                           2) QCSI shall have control of the defense of any claim and of all negotiations for the settlement or compromise of such claim.

                           3) CLIENT shall cooperate with QCSI in the defense or settlement of any claim at QCSI's expense.


                           4) The claim does not arise out of CLIENT's modification of QMACS(TM) Software or the use of QMACS(TM) Software in combination with anything not approved by QCSI.

                  If a patent, trade secret or copyright infringement occurs, or in QCSI's judgment is likely to occur, QCSI, at its option and expense, may either procure the right for CLIENT to continue using the QMACS(TM) Software, or replace or modify it to be functionally equivalent, to the satisfaction of CLIENT, so that it becomes non-infringing. If neither of the foregoing alternatives is reasonably available in QCSI's judgment, CLIENT shall return all copies of QMACS(TM) Software and Documentation in question to QCSI upon QCSI's written request. QCSI shall refund the pro-rata cost of the implementation fee paid to QCSI of the specific module based on a three-year useful life.

  III.   GENERAL PROVISIONS

         a) Applicable Law and Arbitration. This License shall be construed and interpreted in accordance with the laws of the State of Arizona and the venue for any dispute whatsoever shall be in the Superior Court of Maricopa County, Arizona. In the event that the Parties are unable to resolve within a reasonable time any controversy, dispute or claim arising out of or in connection with this License, or its interpretation, performance or termination, binding arbitration shall be conducted in accordance with the rules of the Arizona Arbitration Act, A.R.S. Sections 12-1501 et seq., and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of arbitration or litigation, the prevailing Party shall be entitled to recover costs and expenses including reasonable attorney's fees.

         b) Assignment. CLIENT has neither the power nor the right to delegate any duty under this License, to grant any sub-license under the License, or to assign or transfer the license, or any right under any agreement executed in connection with this license without prior written approval of QCSI, which shall not be reasonably withheld. Any attempt by CLIENT to assign any right or duty under this license shall be void as a matter of law.

         c) Export Act. CLIENT hereby warrants and certifies that no part of the QMACS(TM) Software, modifications thereof, documentation thereto, applicable manual(s) or any related item or product will be made available or exported to any country in contravention of any law of the United States, including the Export Administration Act of 1979 and regulations relating thereto.

         d) Modification of the Agreement/Entire Agreement. This License supersedes all oral or written agreements, if any, between the Parties and constitutes the entire agreement between the parties with respect to the matters contained herein. Any modification, amendment, cancellation, or waiver of rights under this License shall be effective only if in writing signed by an Officer of the Party against whom enforcement of the same is sought. No waiver of any breach of this License shall be construed as a waiver of any other rights under this License. No delay in acting with regard to any breach shall be construed as a waiver of the breach.

         e) Reservation of Rights. All rights of QCSI not expressly granted to CLIENT in writing are reserved.

         f) Severability. In the event that any provision of this License shall become or be unenforceable, invalid, void or voidable, the same shall be limited, construed or, if necessary, limited to the extent necessary to remove such defect and the remaining provisions shall continue to bind the Parties as though the unenforceable, invalid, void or voidable part are not a part of the License.

         g) Force Majeure. Either party shall be excused for failures and delays in performance of their


                                     Page 3

(C) Quality Care Solutions, Inc.
Software License
Rev. 02/16/99
                  respective obligations under this License caused by war, riots or insurrections, laws and regulations, strikes, floods, fires, explosions, or other catastrophes beyond the control and without the fault of such party. This provision, shall not, however, release such Party from using its best efforts to avoid or remove such cause, and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. Upon claiming any such excuse or delay for nonperformance, such Party shall give prompt notice thereof to the other Party.

         h) Recruitment of Personnel. During the initial and any subsequent term of this License and for a period of one (1) year thereafter, neither QCSI nor CLIENT will hire, employ or contract with directly or indirectly any key employee(s) of the other for a period of one hundred twenty (120) days following termination of such employee's employment, without the prior written consent of the other.

         i) All Exhibits attached to this License Agreement are incorporated into and made part of this License Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this License which is effective as first day of the month following execution:



QCSI:                                       QUALITY CARE SOLUTIONS, INC.
                                            By:      /s/ Gregory S. Anderson
                                                     --------------------------
                                            Name:    Gregory S. Anderson
                                            Title:   Chief Executive Officer
                                            Date:    2/16/99

CLIENT:                                              CLIENT
                                            By:      /s/ Larry D. Hancock
                                                     --------------------------
                                            Name:    Larry D. Hancock
                                            Title:   President
                                            Date:    2/23/99


(C) Quality Care Solutions, Inc.
Software License
Rev. 02/16/99

                                    EXHIBIT A

                        FEES, RATES AND PAYMENT SCHEDULE
                                   DATA CENTER


DATA CENTER/SERVICE CENTER SERVICES:

In addition to a QMACS(TM) Software license, CLIENT has elected to purchase the following services from QCSI according to the scope of services as defined herein:

         Exhibit B Scope of Services

CONVERSION OPTION

CLIENT may elect to convert from Data Center Core Solution to Full license QMACS(TM) agreement prior to the expiration of the 36 month agreement. In the event CLIENT decides to convert the agreement, CLIENT agrees to pay QCSI a conversion fee of Fifty thousand dollars ($50,000) which will cover five hundred (500) hours of service. Any excess hours utilized will be billed at the hourly rate of $140.00/hour. All hardware lease fees will be transferred to CLIENT at such time and will be a continuation of the lease in place.

SOFTWARE LICENSE FEE SCHEDULE:

In consideration for the license and services granted hereunder, CLIENT hereby agrees to pay QCSI according to the following Software License Fee Schedule. CLIENT hereby agrees to permit QCSI electronic access to CLIENT's enrollment database monthly for the purpose of determining the count of active members enrolled on the first day of the respective month for Software License Fee billing purposes. The SQL access to the member data file will be completed within the first 5 working days of the month. The actual enrollment will vary until adjustments are no longer made to the data base for the specific billing date. In the event QCSI is unable to determine the proper enrollment on the first of each month, CLIENT agrees to accept QCSI's estimation of the enrollment. Each monthly Software License Fee subject to PMPM rate will be reconciled within one hundred and eighty (180) days to a corrected amount. The Software License Fee is payable beginning with the earliest of the October 1, 1999 or the first of the month of Live Operation as defined below.

         MINIMUM MONTHLY FEE: [Confidential treatment has been requested]

         The Minimum Monthly Fee for the term of the License Agreement of [****] shall be equal to the PMPM Software License Fee at [****] members of $[****].

         PMPM SOFTWARE LICENSE FEE:

         The PMPM Software License Fee shall be $[****] Per Member Per Month ("PMPM") over [****] members per month.

LIVE OPERATION [Confidential treatment has been requested]

Live Operation means the date the CLIENT begins using the System to enroll or manage membership, administer providers, record or issue authorizations and pay claims in a parallel pre-production or production environment. In the event CLIENT begins claims processing for University of Utah employees and/or the Public Health employees prior to the date of Live Operation, QCSI will allow CLIENT to limit payment of PMPM fees to membership levels for these two groups only, up to [****] members, rather than payment of PMPM fee for the minimum membership of [****] members. ...

EARLY PAYMENT DISCOUNT

CLIENT shall be entitled to a two percent (2.00%) discount of the total monthly software license fee if payments are made to QCSI in advance on a quarterly basis. Payments must be received by QCSI no later than the first (1st) day of the beginning of the calendar quarter for the discount to apply that same calendar quarter.

LATE PAYMENT AND INTEREST

If Software License Fees are not paid within 30 days of invoice date, CLIENT agrees to pay a late payment penalty of five percent (5.00%) of the Software License Fee due in addition to the Software License Fee. CLIENT agrees any payment under this Exhibit A which is more than thirty (30) days late will accrue interest at the rate of twelve percent (12.00%) per annum (or the highest rate of interest allowed by applicable law if lower) until paid in full. QCSI shall have the right to suspend all its obligations under this License in the event that any payment is more than forty-five (45) days late. QCSI agrees to notify CLIENT in writing at least 15 days prior to suspending its obligations for late or non-payment.

In the event that CLIENT determines in its reasonable judgment that a billing error has occurred, CLIENT must notify QCSI in writing within thirty (30) days of receipt of such erroneous items. CLIENT agrees to pay all undisputed items on an invoice, which may have disputed items contained thereon. QCSI agrees that no late payment penalty shall be applicable for contested invoice items until thirty (30) days following QCSI's response to CLIENT's notice of billing error.


TRAVEL AND EXPENSE GUIDELINES

CLIENT agrees to reimburse or pay QCSI for reasonable travel, lodging, and per diem expenses for meals, which are incurred by QCSI at the CLIENT's office within 15 days of receipt of invoice for reimbursement of expenses. CLIENT agrees to pay travel time at a reduced rate of fifty (50%) percent of the hourly cost to a maximum of four (4) hours of travel time per day. Such guidelines shall apply to all services provided by QCSI including installation of QMACS(TM) Software, Implementation Services, Training, and Support Services.


Quality Care Solutions, Inc.         Page 1



                    **** - Confidential Treatment Requested

SUPPORT [Confidential treatment has been requested]

CLIENT shall accrue [****] service units per month to be used for support according to QCSI policies and procedures. For every thousand dollars in software license fees paid above 100,000 members, CLIENT shall receive additional service units at the rate of [****] per [****] of software license fees paid.


Quality Care Solutions, Inc.            Page 2

                     **** - Confidential Treatment Requested

                                    EXHIBIT B

                                SCOPE OF SERVICES


QCSI SHALL PROVIDE THE FOLLOWING SERVICES:

         -        INSTALL AND MAINTAIN T1 LINES

         -        PERFORM HARDWARE AUDIT - VALIDATE WORKSTATIONS/USERS ON
                  CUSTOMER SITE

         - IDENTIFY AND INSTALL STANDARD EDI INTERFACES USING HIPAA MANDATED X.12 ASC FORMAT

         -        IDENTIFY AND CREATE CUSTOMER DEFINED CHECK.DLL

         -        IDENTIFY AND INSTALL STANDARD QMACS REPORTS

         -        INSTALL, MAINTAIN AND LICENSE SERVER HARDWARE

         -        INSTALL, MAINTAIN AND LICENSE QMACS SOFTWARE

         -        INSTALL AND MAINTAIN ROUTERS

         - INSTALL, MAINTAIN AND LICENSE CURRENT CPT-4, HCPCS, ICD-9, REVENUE, RBRVS, GLOBAL DAYS, DRGS

                  - QCSI DataCenter will purchase actual codes and licensing fees at a minimum of annually

                  - QCSI DataCenter will maintain files that are considered the standards by the industry

                  -        QCSI DataCenter will maintain State specific HCPCS:
                           custom DRG tables: custom coding

         -        PERFORM DAILY SYSTEM OPERATIONS - BACKUPS

         -        INSTALL AND MAINTAIN DATABASE

         -        IMPLEMENT MUTUALLY AGREED UPON DISASTER RECOVERY PLAN

         -        IMPLEMENT AND MAINTAIN USER SECURITY ACCOUNTS

                  -        Map Client users to pre-defined roles in QMACS system

                  -        Maintain current user profile files

         -        PERFORM TRAINING FOR CLIENT AS OUTLINED IN IMPACT DOCUMENT

         -        CREATE, IMPLEMENT AND MAINTAIN CARRIER, PROGRAM, POLICY
                  APPLICATIONS

                  - Responsible for defining Client corporate structure (carrier) within QMACS

                  - Define applicable products to each line of business within QMACS


                  - Define lines of business offered by Client's corporate structure within QMACS

        -        CREATE, IMPLEMENT AND MAINTAIN CONTRACTS

                  - Define provider reimbursement w/in QMACS based on written documentation from Client

                  - Ambiguous areas (not well defined terms) must be approved by Client in writing

                  - Client to approve all contract set up within QMACS completed by DataCenter

        -        CREATE, IMPLEMENT AND MAINTAIN BENEFITS

                  - Define Evidence of Coverage, State Statutes and/or Federal Regulations within QMACS

                  - System based on written documentation obtained from Client

                  - Ambiguous areas (not well defined terms) must be approved by Client in writing

                  - Client to approve all benefit set up within QMACS completed by DataCenter

        -        CREATE, IMPLEMENT AND MAINTAIN CLAIM EDIT RULES

                  -        Define Edit Rule set up based on Client's business;
                           policies; procedures; State/Local or

                  -        Federal regulations and/or guidelines

                  - Maintain Edit Rules in order to achieve an agreed upon percentage rate of first pass adjudication

                  -        Through QMACS(TM) adjudication application


                                     Page 1


Quality Care Solutions, Inc.
Rev. 02/16/99

         -        CREATE, IMPLEMENT AND MAINTAIN UCR AND CUSTOMER FEE SCHEDULES

                  - QCSI DataCenter will load UCR and custom fee schedules based on written documentation from Client

                  - QCSI DataCenter will load capitation tables based on written documentation from Client

 QCSI SHALL PERFORM THE FOLLOWING SERVICES:

                  - Provide necessary hardware, software and communications equipment located at CLIENT facilities to maintain an emergency "hot site" as defined by QCSI.

                  - Provide hardware maintenance and equipment upgrades to all servers and scanners (when scanners available) as required.

                  - As soon as available from QCSI and generally available for implementation and use by CLIENT, provide all required hardware and software for scanning and storage sufficient to accommodate CLIENT claim volume. Until such time as scanning hardware and software is available and in operation by CLIENT, the PMPM fee will be reduced by $ .09 PMPM. The $ .09 PMPM fee will be assessed when scanning functionality is utilized by CLIENT.

                  - Provide an allowance of up to $25,000 for license, implementation, integration, conversion and support fees for a CLIENT selected accounting package.

                  - QCSI has provided an estimate of communication costs and incorporated these costs into the PMPM fee. If at a future date, significant cost savings are realized due to CLIENT's ability to contract for such services locally and/or newer technology is utilized which provides significant cost savings, such savings will be passed on to CLIENT. CLIENT will be required to use the communication lines as outlined in this Agreement until QCSI's contract for such lines expires and the lines can be converted.

                  - QCSI will facilitate the ability of CLIENT to retrieve IVR information from the QMACS(TM) database.

Quality Care Solutions, Inc.
Rev. 02/16/99

                                    EXHIBIT C

                         IMPLEMENTATION SERVICES PROGRAM
                                   DATA CENTER


ASSESSMENT AND IMPLEMENTATION FEE [Confidential treatment has been requested]

CLIENT agrees to pay QCSI [****] for assessment, implementation, QCSI purchase of hardware and communications link, set-up and training.

The Assessment and Implementation fee is payable as follows:

[****]            Execution of Software License
[****]            Remaining four (4) payments due on the first (1st) day of each month following execution of the
                  Software License.

IMPLEMENTATION SERVICES

Upon execution of this Agreement, the Implementation Fund will be credited with 4000 Service Units. All Implementation Services rendered by QCSI on behalf of CLIENT are charged to the Implementation Fund. Implementation Services means all services rendered by QCSI on behalf of CLIENT during each Implementation plan phase and as governed by IMPACT.

The Implementation Fund is reconciled upon completion of Implementation. CLIENT will be provided with a monthly accounting of implementation hours utilized. If the Implementation Fund has a Deficit, CLIENT must pay such Deficit within thirty (30) days from date of notice by QCSI. Such Service Units will be charged QCSI's prevailing rates and according to QCSI policies and procedures.


                                     Page 1

(c) Quality Care Solutions, Inc.


                     **** - Confidential Treatment Requested

                                   EXHIBIT D
                 HARDWARE, SYSTEM SOFTWARE & SUPPORT EQUIPMENT
                      LEASE AGREEMENT TERMS AND CONDITIONS

HARDWARE, SYSTEM SOFTWARE & SUPPORT EQUIPMENT:
In addition to a QMACS(TM) Software License, CLIENT has elected to lease equipment, system software, and support equipment from QCSI as defined herein. For the purpose of this Exhibit D, QCSI shall be known as "Lessor" and CLIENT shall be known as "Lessee".

RATES:
     MINIMUM MONTHLY FEE AND PMPM FEE:
     The Minimum Monthly Lease Fee shall be inclusive within the PMPM Software License Fee in Exhibit A to this license.

LEASE:
Lessor leases to Lessee, and Lessee hires and takes from Lessor, subject to terms and conditions set forth in this Lease, the Units described in the Schedules executed hereunder.

TITLE:
All equipment shall remain personal property, and the title thereto shall remain exclusively in Lessor.

FILING:
Lessee shall execute or cause to be executed such supplemental instruments, financing statements and landlord's waivers as Lessor deems necessary or advisable and shall cooperate to defend the title of Lessor in the equipment by filing or otherwise.

TAXES:
Lessee shall pay in a timely fashion, and shall indemnify and Lessor harmless against all federal, state and local taxes, assessments, license and registration fees.

ASSIGNMENTS AND SUBLEASES:
WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE SHALL NOT ASSIGN, PLEDGE, GRANT A SECURITY INTEREST IN, OTHERWISE ENCUMBER, SUBLEASE OR TRANSFER ANY UNIT OF EQUIPMENT OR ALL OR ANY PART OF ITS RIGHTS, AND OBLIGATIONS UNDER THIS LEASE.


LOCATION:
Lessee shall keep the Equipment at its place of business as specified in this agreement. Lessee shall not permit any Equipment to be moved to a new location without prior written consent of Lessor.

RIGHTS OF INSPECTION:
Lessor and its agents shall have the right, at any time during normal business hours, to inspect the Equipment.

MAINTENANCE:
Lessee shall not make any alterations, additions or improvements to the Equipment, which detract from its economic value or functional ability.

FINANCIAL STATEMENTS; OTHER INFORMATION:
Lessee shall provide to the Lessor financial statements prepared in accordance with generally accepted accounting principles as a practicable after the end of the fiscal year.

INSURANCE:
Lessee shall agree to keep all equipment at their location fully insured against loss until the Agreement is paid in fill and to have the Lessor named as loss payee.

DEFAULT AND REMEDIES:
If Lessee does not pay when due or if there is a breach or failure to perform any of the covenants and promises under the Agreement or any other agreement entered into by the Lessee and held or serviced by the Lessor or if you declare bankruptcy or insolvency or if you dissolve or terminate your entity existence you will be in default. Upon the occurrence and during the continuance of any event of default the Lessor shall take possession of any or all Units of Equipment with or without any court order or other process of law.

Quality Care Solutions, Inc.         Page 1

                                   EXHIBIT E

                                  DEFINITIONS

The following definitions are applied during to the QMACS(TM) Software License including but not limited to Implementation Services and Support Services:

ANOMALY or ANOMALIES means a function of QMACS(TM) Software is not working according to QMACS(TM) Documentation.

CERTIFIED IMPLEMENTATION PARTNER or CIP means a third-party organization with which QCSI has a business relationship and employs consultants who have been trained, certified and authorized by QCSI to provide specific Training and Implementation Services to QCSI clients.

CLIENT EXECUTABLE(S) means a program that resides and operates on the Client (as in Client-Server) machine.

DATA SERVER means a computer whose hardware and software configuration have been approved by QCSI as appropriate to execute the Data Server portions of the QMACS(TM) Software, used to hold large amounts of electronic data plus provide database management and access services to Client (as in Client-Server) computers on a computer network.

QMACS(TM) DOCUMENTATION or DOCUMENTATION is instructional material designed to educate the user with the configuration, set-up and operation of QMACS(TM) Software modules.

ENHANCEMENT(S) mean revised Software, which QCSI may, from time to time, release to QCSI clients, which is an update of existing QMACS(TM) Software, a new version of QMACS(TM) Software, which may improve existing functionality, ease of use, or productivity of the Software, including generally available enhancements. Enhancements do not include New Software, customized versions, or beta versions of Enhancements, which are not yet generally released to all users of QMACS(TM) Software.

EXECUTABLE CODE means an executable program, which is part of the Software and actually performs the functions in conjunction with the Client or the Data Server as compared to the Source Code which is the code from which the Executable Code is compiled.

IMPLEMENTATION means the process and activities for configuration of QMACS(TM) Software based upon business rule definitions and set-up, input and population of the QMACS(TM) database by electronic or manual processes, workflow or business process adaptation including configuration and application of QMACS(TM) for specific business needs.

INSTALLATION means the initial set-up of the Microsoft Windows(R) NT operating system software, core relational database Microsoft SQL Server(R) software, QMACS(TM) database tables and initial QMACS(TM) Software.

MODULE means one or more Client Executables designed to accomplish a specified business function as listed in QMACS(TM) Documentation.

NEW SOFTWARE means new Executable Code, including beta versions of New Software, which would allow the CLIENT to perform significantly new functions, or a family of functions not listed in an Exhibit herein.

QMACS(TM), QMACS(TM) SOFTWARE or SOFTWARE means the current released computer software developed and owned by QCSI including but not limited to all executables, Modules, display screens, Source Code, and any schema, stored procedures, triggers or wizards.

SOURCE CODE means that code from which the QMACS(TM) executables are compiled.

SUPPORT SERVICES means the variety of services offered by QCSI including consulting, resolution of questions and issues, training, software validation, business process improvement, database administration, systems and network consulting detailed in QCSI policies and procedures.

TRAINING means a series of classes and/or educational materials produced by QCSI and made available by QCSI or a CIP to teach the



(C)Quality Care Solutions, Inc.          Page 1
steps necessary to define, set-up, configure and maintain the QMACS(TM) Software according to QMACS(TM) Documentation.

(C)Quality Care Solutions, Inc.          Page 2

                               AMENDMENT NUMBER 1

To the agreement between Quality Care Solutions, Inc., and Altius Health Plans, Inc.

Quality Care Solutions, Inc. (QCSI) and Altius Health Plans, Inc. (Client) do hereby form the following amendment as modification to the original agreement between the parties dated February 16, 1999.

QCSI and Client agree that the work performed by QCSI submitted as QCSI invoice number 1891.1 represents system set up tasks ordinarily performed prior to a client's go-live on the information system. Since Client's actual go-live date was so aggressive as to prevent completion of invoiced services prior to Client's go-live date, these services were completed and implemented post go-live. However, QCSI does hereby represent, and Client agrees that the service units billed on this invoice reflect work done on a developmental basis which are core functions to be performed by the system on an ongoing basis. QCSI's system functionality modifications supported by this service unit billing do and will remain in place in Client's system throughout the term of the original agreement amended hereby.


CLIENT:

Altius Health Plans, Inc.

By:
       ----------------------------
Name:  Larry Hancock

Title: President

Date:
       ----------------------------



QCSI:

Quality Care Solutions, Inc.

By:
       ----------------------------

Name:
       ----------------------------

Title:
       ----------------------------

Date:
       ----------------------------

                          QUALITY CARE SOLUTIONS, INC.

                          RETRO TERMINATION OF MEMBERS

The Retro Termination of Members is supported by QMACS and aQDEN through three
(3) Retro Termination Options. Each of the retro termination options requires the manual reversal of finalized claims where recoupment of payments to providers is desired. The reconciliation process in capitation and premium billing from the enrollment termination date is handled correctly in each option.

OPTION ONE

     NOT able to retro terminate a member's eligibility prior to the end date of any claim or authorization (regardless of status) attached to that member. If claims or auths exist for the member prior to the date of the termination, place a restriction on the member for the termination date and manually process (reverse, etc.) claims and authorizations. Use of a restriction will activate reconciliation of premium billing and capitation for the restriction period. Claims subsequently received with a date of service during the restriction period will deny if edit 217, Member has an active restriction on enrollment, is set to fire.

     This option must be requested by the client.

OPTION TWO

     NOT able to retro terminate a member's eligibility prior to the end date of a finalized claim or authorization. If an unfinalized claim with an end date prior to the retro termination date is attached to the member, the claim will automatically be reopened for adjudication. During adjudication it will be denied.

     If an unused authorization with an end date prior to the retro termination date is attached to the member, the authorization will not be closed. A message will be displayed to the user informing them that the member has open authorizations that exist after the eligibly segment's effective date range. The user can then abort the retro term wizard; change the end date on the attached authorization to reflect the member's termination; and, restart retro termination.

     If the desired retro termination is for a date prior to the end date of a finalized claim or authorization, a restriction must be placed on the member for the retro termination date. Use of a restriction will activate reconciliation of premium billing and capitation for the restriction period. Claims subsequently received with a date of service during the restriction period will deny if edit 217, Member has an active restriction on enrollment, is set to fire.

     If there are no finalized claims the PCP/PDP assignment will be terminated using the date entered for the retro termination of the enrollment. Recon for capitation paid out for dates after the retro termination date will be accurate.




Retro Termination Option Three Agreement                                  Page 1

     While this option may require two activities to complete the retro termination (one for the earliest date where there are no finalized claims or authorizations; and a second to restrict the member for an earlier date where finalized claims and authorizations may exist), it is the recommended approach to handle retro terminations. This option is the standard approach delivered with the software.

OPTION THREE

     ABLE to retro terminate a member's eligibility prior to the end date of any claim or authorization (regardless of status).

     If an unfinalized claim with an end date prior to the retro termination date is attached to the member, the claim will automatically be reopened for adjudication. During adjudication it will be denied.

     If an unused authorization with an end date prior to the retro termination date is attached to the member, the authorization will not be closed. A message will be displayed to the user informing them that the member has open authorizations that exist after the eligibly segment's effective date range. The user can then abort the retro term wizard; revise the authorization to reflect the member's termination; and, restart retro termination.

     If the retro termination is for a date prior to the end date of a finalized claim or authorization, the retro termination will be allowed. No notice is provided to the user and these claims may later appear to have been paid outside a valid enrollment segment. If the paid claims are not reversed and recouped, financial and statistical reporting may be incorrect. Currently referenced data for reporting may no longer be accurate and reports and finance manager queries may need to be modified.

     If there are no finalized claims the PCP/PDP assignment will be terminated using the date entered for the retro termination of the enrollment. However, if a PCP/PDP assignment exists with an effective date AFTER the retro termination date, the old PCP assignment (previously terminated) will be left unchanged. The current PCP assignment will be terminated on the current date. The current date will be stamped in the retro termination date column in the enrollment table. Recon for capitation paid out (both PCP CAP and Global CAP) for dates after the retro termination date will be accurate.

     Option three is configured for clients only at their specific request and only after the client has read and agreed to the provisions of this document.

By signing this document the client understands that they are requesting configuration of their QCSI software for Option Three Retro Termination and that inclusion of this option in their software will potentially create the appearance of data inconsistencies that cannot be determined at this time. No support for any perceived defects caused by the use of this option will be provided by QCSI. This software option is provided on an "as is" basis "with all faults." By using this software option, you assume the entire risk as to its quality and performance. Specifically, QCSI makes no representation or warranty that such software option is "error-free" or meets any user's particular standards, requirements, or needs. Should you request that Option 3 be re-set to either Option 2 or Option 1, such request must be in writing and will be honored


Retro Termination Option Three Agreement                                  Page 2
without charge. However you understand that this disclaimer will still apply to any claims or data records affected by the Retro Term Option 3 prior to the re-set.

Furthermore, you understand that use of this option may cause claims within the database to appear to be erroneously paid outside a valid enrollment segment. If financial and statistical reports are not modified to reference the correct data fields, results from the reports may be incorrect. Numerous other data relationships may appear to be affected and may result in perceived defects in payment, reporting, etc. Finance Manager results may be indeterminate and must be verified or may not work at all. Support for perceived errors in the operation of the software as a result of use of this option may be unavailable or undeliverable.

WITH REGARDS TO THE RETRO TERMINATION OPTION THREE, QCSI SPECIFICALLY DISCLAIMS ANY CONDITIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LIMITATION OF LIABILITY - In no event will QCSI be liable for any direct or indirect damages, including loss of profits, lost data, interruption of business, or other special, indirect, incidental, or consequential damages of any kind arising out of the use, reliance on or inability to use this software option. Should it prove defective, you and not QCSI shall assume the entire cost of all necessary servicing and repair. Such defects are not considered "anomalies" per usual QCSI policies and procedures.

I have reviewed the disclaimer concerning Retro Termination of Members. I request QCSI to provide Retro Termination Option Three for use by my organization.


Lance Davis                             /s/ Lance Davis
-----------------------------           ------------------------------
Print Name                              Signature

Altius Health Plans, Inc.               10/29/99
-----------------------------           ------------------------------
Organization                            Date


Retro Termination Option Three Agreement                                  Page 3